UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 23, 2022
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.
On March 29, 2022, lululemon athletica inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and full year ended January 30, 2022 and certain other information. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As previously announced, the Company has scheduled a conference call for 4:30 p.m. Eastern time on March 29, 2022 to discuss its financial results.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.
On March 23, 2022, the board of directors adopted the lululemon athletica inc. Executive Bonus Plan. The purpose of the bonus plan is to provide an incentive for the Company's executives to help it achieve its annual performance objectives, to link their compensation to its business strategies and pay-for-performance philosophy, and to help it attract and retain the services of qualified and highly-skilled executives. The bonus plan is effective as of March 23, 2022.
Under the bonus plan, senior executives will be eligible to receive performance awards, based on attainment of certain performance goals. The People, Culture and Compensation Committee of the board of directors, in its sole discretion, may establish performance goals that related to financial, operational or other performance of lululemon or any of its subsidiaries or divisions, to individual performance objectives of the participant, or to any other performance goal established by the committee in connection with a potential bonus payment. The performance goals may relate to annual, semi-annual, quarterly or other performance periods established by the committee, although it is generally expected that the committee will establish annual performance periods under the bonus plan.
Unless otherwise determined by the committee, a bonus under the bonus plan will be earned as of the end of the performance period and generally will be paid to the participant if the participant remains employed through the payment date. Awards under the plan are subject to our clawback policy. The board of directors may amend or terminate the bonus plan at any time.
The foregoing description of the executive bonus plan does not purport to be complete and is qualified in its entirety by reference to the full text of the bonus plan, which is filed as Exhibit 10.1 to this current report and is incorporated by reference in this Item 5.02.

Item 8.01.	Other Events.
On March 23, 2022, the board of directors approved a new stock repurchase program for up to $1 billion of the Company's common shares. The repurchase authorization has no time limit and does not require the repurchase of a minimum number of shares. Common shares may be repurchased on the open market, in block trades, or in privately negotiated transactions, including under plans complying with the provisions of Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934. The timing and actual number of common shares to be repurchased will depend upon market conditions, eligibility to trade, and other factors.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

10.1	lululemon athletica inc. Executive Bonus Plan

99.1	Press release issued on March 29, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: March 29, 2022	/s/ MEGHAN FRANK
Meghan Frank
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	lululemon athletica inc. Executive Bonus Plan

99.1	Press release issued on March 29, 2022.